Exhibit 10.29

HURON CONSULTING GROUP INC.
2012 OMNIBUS INCENTIVE PLAN
(As Amended and Restated Effective as of December 17, 2015)

1.
History and Purpose. Huron Consulting Group Inc., a Delaware corporation (“Huron”), previously established the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan (the “Plan”) to attract and retain employees, non-employee directors and independent contractors providing services to Huron and/or the Affiliates, to motivate Participants to achieve long-term goals of Huron and the Affiliates, to provide incentive compensation opportunities that are competitive with those of other corporations, and to further align Participants’ interests with those of Huron’s stockholders, and thereby to promote the long-term financial interest of Huron and the Affiliates, including growth in value of Huron’s equity and enhancement of long-term stockholder value. The Plan has been previously amended and the following provisions constitute an amendment, restatement and continuation of the Plan effective as of May 2, 2014.

2.	Definitions. As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Administrative Actions” shall have the meaning set forth in Section 5(d).

(b)
“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of Huron.

(c)	“Agreement” shall mean an agreement between Huron and a Participant evidencing an Award or a notice of an Award, in a form approved by the Committee.

(d)
“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.

(e)	“Award” shall mean any award described in Section 7 or 8 of the Plan.

(f)	“Board of Directors” shall mean the Board of Directors of Huron.

(g)	“Business Criteria” shall mean (i) return on total stockholder equity; (ii) earnings or book value per share of Common Stock (“EPS”); (iii)

(h)
adjusted EPS; (iv) net income (before or after taxes); (v) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue; (vi) return on assets, capital or investment; (vii) market share; (viii) market capitalization (ix) cost reduction goals; (x) levels of expense, costs or liabilities; (xi) department, division or business unit level performance; (xii) operating income; (xiii) sales or revenues; (xiv) stock price appreciation; (xv) total stockholder return (TSR); (xvi) implementation or completion of critical projects or processes; (xvii) adjusted EBITDA; (xviii) days sales outstanding (DSO); (xix) financial coverage ratios; (xx) other non-GAAP financial measures, or (xxi) any combination of the foregoing. Where applicable, Business Criteria may be applied to results including or excluding discontinued operations, expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Huron, an Affiliate, or a department, division or strategic business unit of Huron and/or one or more Affiliates, or may be applied to the performance of Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria applicable to any Award in recognition of (1) unusual or non-recurring events affecting Huron or any Affiliate or the financial statements of Huron or any Affiliate, (2) changes in applicable laws or regulations (including tax laws, accounting principles or other laws or provisions affecting reported results), (3) gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, (4) asset write-downs, (5) litigation, claim judgments, settlements or restatement related expenses, (6) accruals for reorganization and restructuring programs, (7) acquisitions or divestitures (including expenses related thereto), and (8) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management. To the extent that such inclusions or exclusions affect Awards to Covered Employees which are intended to qualify as “performance-based compensation” within the meaning of

Section 162(m) of the Code and regulations thereunder, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code.

(i)
“Cash Incentive Award” shall mean the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives or other conditions over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

(j)
“Cause” shall mean, unless otherwise defined in a Participant’s Agreement or an Alternative Agreement, any of the following actions or failures by the Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of Huron or any Affiliate; (ii) failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) failure to carry out the reasonable directions of Huron or any Affiliate, issued through Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, the Participant’s supervisor, or the person to whom the Participant reports, (iv) embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to Huron or any Affiliate; (v) an act or omission that could adversely and materially affect the business or reputation of Huron or any Affiliate or involves moral turpitude; or (vi) a breach of a material provision of this Plan, the Agreement evidencing an Award or an Alternate Agreement.

(k)	“Change of Control” shall mean the first to occur of the following events:

(i)
any Person becomes the Beneficial Owner, directly or indirectly, of Common Stock or voting securities of Huron (not including in the amounts beneficially owned by such Person any Common Stock or voting securities acquired directly from Huron or the Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;

(ii)
there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (1) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (2) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any Common Stock or voting securities acquired directly from Huron or any Affiliate) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (3) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;

(iii)
the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii) above); or

(iv)
there is consummated an agreement for the sale or disposition of all or substantially all of the assets of Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.
For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of the Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(l)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(m)
“Committee” shall mean a committee of the Board of Directors consisting of two or more persons each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, and an “independent director” within the meaning of the NASD Rule 4350(c)(1).

(n)	“Common Stock” shall mean the common stock of Huron, par value $.01 per share.

(o)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(p)	“Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(q)	“Effective Date” shall have the meaning set forth in Section 3.

(r)
“Eligible Individuals” shall mean employees of Huron or any of the Affiliates (including officers, whether or not they are directors of Huron or any Affiliate), independent contractors providing services to Huron or any Affiliate and non-employee directors of Huron or any Affiliate.

(s)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t)	“Exercise Price” shall have the meaning set forth in Section 7(d).

(u)	“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:

(i)
If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the trading day immediately preceding such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such preceding date, on the last preceding date on which a sale was so reported.

(ii)
If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the trading day immediately preceding such date or, if no bid and asked prices for Common Stock are reported on such preceding date, on the most recent day immediately prior thereto on which bid and asked prices were so reported.

(iii)
If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the Common Stock as described in paragraph (ii), the Fair Market Value shall be as determined by the Committee in good faith in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

(iv)
For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker-assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.

(v)
“Full Value Award” shall mean an Award that is granted pursuant to Section 8 hereof and that is the grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future, which grant may be subject to one or more of the following, as determined by the Committee:

(i)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(ii)	The grant may be contingent on the achievement of performance or other objectives during a specified period.

(iii)
The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and purchase in the open market (including with a Participant’s own funds). Full Value Awards may include, but are not limited to, restricted stock, stock units, performance stock units, and bonus stock.

(w)	“Huron” shall have the meaning set forth in Section 1.

(x)
“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(y)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(z)	“Option” shall mean an Award that is granted pursuant to Section 7 hereof that entitles a Participant to purchase shares of Common Stock at the applicable Exercise Price established by the Committee.

(aa)	“Participant” shall mean an Eligible Individual to whom an Award is granted pursuant to the Plan.

(bb)	“Performance-Based Compensation” shall have the meaning set forth in Section 9.

(cc)	“Plan” shall mean the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan as set forth herein.

(dd)
“Retirement” shall mean the voluntary termination with Huron and the Affiliates of a Participant who is in the position of corporate vice president, managing director or executive officer and (i) such termination occurs on or after the date on which he or she has attained age 62 and completed at least seven years of employment with Huron and (ii) in conjunction with such termination such Participant has executed a non-competition and non-solicitation agreement provided by Huron. A Participant’s termination of employment shall not be considered to be on account of Retirement if the employment is terminated by Huron or any Affiliate for any reason.

(ee)
“Stock Appreciation Right” shall mean an Award is granted pursuant to Section 7 hereof that entitles a Participant to receive, upon exercise of the Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the Fair Market Value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) the applicable Exercise Price.

(ff)	“Subsidiary” shall mean a “subsidiary corporation” of Huron within the meaning of Section 424(f) of the Code.

3.
Effective Date and Duration of Plan. The Plan, as amended and restated, will be effective as of the date (the “Effective Date”) that it is approved by the Board of Directors, subject to approval by Huron’s stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.

4.	Shares Reserved and Other Limitations.

(a)
Source of Shares. Shares of Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in Huron’s treasury, including shares purchased in the open market or in private transactions.

(b)
Shares Available for Awards. Subject to the terms and conditions of the Plan, the number of shares of Common Stock reserved for issuance under the Plan shall be 2,248,204 shares (subject to adjustment as provided herein).

(c)	Individual Limitations on Awards.

(i)
The maximum number of shares of Common Stock that may be granted to any Participant during any calendar-year period with respect to Full Value Awards that are intended to be Performance-Based Compensation shall not exceed 500,000 shares in the aggregate (subject to adjustment as provided herein).

(1)
If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.

(2)
If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(ii)	In any fiscal year of Huron, no Participant who is a non-employee director of Huron may be granted Awards under the Plan valued at more than $1,000,000 at the time of grant. For the avoidance of doubt, the following amounts paid to non-employee directors shall be excluded for purposes of applying the limit contained in the preceding sentence: annual cash retainers, annual committee chairperson retainer, board and committee meeting fees, and any similar cash retainers or fees.

(d)
Limits on Incentive Stock Options. The maximum number of shares of Common Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).

(e)
Individual Limitations on Cash Incentive Awards. The maximum amount payable to any Participant for any 12 month performance period with respect to a Cash Incentive Award granted under the Plan that is intended to be Performance-Based Compensation shall be $10,000,000 (prorated for performance periods that are greater or lesser than 12 months). For purposes of this Section 4(e):

(i)
If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares.

(ii)
If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)
Adjustments for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; (iv) the limitations set forth in Sections 4(b), 4(c), 4(d), and 4(e) (provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code and any regulations thereunder and provided further that, to the extent applicable, such adjustment shall comply with Section 409A of the Code); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock Appreciation Right at the time of the transaction over the Exercise Price).

(g)
Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Common Stock shall again become available for Awards: (i) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled, (ii) any shares subject to an Award that are retained as payment of the exercise price or tax withholding obligations with respect to an Award, and (iii) a number of shares equal to the number of previously owned shares of Common Stock surrendered as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (x) to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (y) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

5.	Administration of the Plan.

(a)
General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (i) grant Awards; (ii) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (iii) determine the type and number of Awards to be granted; the number of shares of Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) conclusively construe and interpret the Plan and all Awards; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of Agreements; and (viii) make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan (but subject to the terms and conditions of the Plan), (w) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (x) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (y) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Full Value Award; and (z) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(b)	Decisions Binding. Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on all persons.

(c)
Delegation. Except to the extent prohibited by the applicable rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d)
Indemnification. No member of the Committee (or an authorized delegate of the Committee), and no officer of Huron or any of the Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law (the “Administrative Actions”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of Huron or an Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

6.	Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible

Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed between Huron and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by Huron or any of the Affiliates. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

7.	Options and Stock Appreciation Rights.

(a)	Grant of Awards. The Committee may grant Options and/or Stock Appreciation Rights to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)	Identification of Options. Each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(c)
Tandem Awards. An Option may but need not be in tandem with a Stock Appreciation Right, and a Stock Appreciation Right may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.) If an Option is in tandem with a Stock Appreciation Right, the exercise price of both the Option and Stock Appreciation Right shall be the same, and the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock shall cancel the corresponding tandem Stock Appreciation Right or Option right with respect to such share. If a Stock Appreciation Right is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an Stock Appreciation Right but is granted after the grant of the Stock Appreciation Right, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

(d)
Exercise Price. The “Exercise Price” of an Option or Stock Appreciation Right shall be established by the Committee at the time the Option or Stock Appreciation Right is granted; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(e)
No Repricing/Prohibition on Buy-Back. Except for either adjustments pursuant to Section 3(g) or reductions of the Exercise Price approved by Huron’s stockholders, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Option or Stock Appreciation Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option or Stock Appreciation Right with a lower Exercise Price. Except as approved by Huron’s stockholders, in no event shall any Option or Stock Appreciation Right granted under the Plan be surrendered to Huron in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or Stock Appreciation Right is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)	Term and Exercise.

(v)
Each Option or Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant, subject to the terms and conditions of the Plan. At the time of grant of an Option or Stock Appreciation Right, as applicable, the Committee may impose such restrictions or conditions of the exercisability of the Award as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service. Subject to Section 7(g) hereof, the Committee shall determine the expiration date of each Option and Stock Appreciation Right, as applicable, which shall be no later than the tenth anniversary of the date of grant of the Award. No Option or Stock Appreciation Right, as applicable, may be exercised after the expiration date applicable thereto.

(vi)	An Option or Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron.

(vii)
Payment for shares of Common Stock purchased upon the exercise of the Option shall be made on the effective date of such exercise by one or a combination of the following means (except that in the case of exercise using a broker assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or cash equivalents; (2) by tendering, by actual delivery or attestation, shares of Common Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (3) by any such other methods (including broker assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in all cases, the method of making such payment shall be in compliance with applicable law.

(viii)
Payment in settlement of a Stock Appreciation Right may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(ix)
Upon the exercise of an Option or settlement of a Stock Appreciation Right in shares of Common Stock, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (2) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of Huron’s transfer agent, in each case, as soon as practicable following the effective date on which the Option or Stock Appreciation Right, as applicable, is exercised.

(g)
Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of Huron and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of Huron and its Subsidiaries unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and

(ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. A Participant shall be required to notify Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(h)
Effect of Termination of Employment or Provision of Services on Options and Stock Appreciation Rights. The Committee shall determine the effect of termination of employment or termination of service on each Option and Stock Appreciation Right, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)
any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested and exercisable on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)
any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause, whether or not then exercisable, shall be terminated effective as of the day immediately prior to the date of termination; and

(iii)
any Option or Stock Appreciation Right that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, or the Participant’s being Disabled, (1) shall remain exercisable for the 90 day period following such termination to the extent that it is exercisable at the time of such termination, but in no event following the expiration of its term and (2) shall be terminated effective as of the date of termination to the extent it remains unexercisable as of the date of termination; and

(iv)
with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director or executive officer, any Option or Stock Appreciation Right that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be exercisable in accordance with its terms as though the Participant had remained in the employ of Huron and its Affiliates, provided that the

Participant complies with the terms of the non-competition agreement and non-solicitation agreement in the form determined by Huron and signed by the Participant; provided further, however, that the foregoing provisions of this paragraph (iv) shall not apply with respect to any Option or Stock Appreciation Right that is subject to Section 409A of the Code.

(i)
Leaves of Absence. Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Options and Stock Appreciation Rights under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Options and Stock Appreciation Rights under the Plan during any period of such leave of absence which exceeds 30 days.

(j)
Post-Exercise Limitations. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option or received in settlement of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

8.	Full Value Awards and Cash Incentive Awards.

(a)	Grant of Awards. The Committee may grant Full Value Awards and/or Cash Incentive Awards to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)
Special Vesting Rules for Full Value Awards. Notwithstanding any other provision of the Plan or an Agreement to the contrary (other than Section 8(c)(i)), except for (i) Awards (when aggregated with all other Awards under the Plan) which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, (ii) grants made to newly eligible Participants to replace awards from a prior employer, and (iii) grants that are a form of payment of earned performance awards, (1) if an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with Huron or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then in no event shall the required period of service for full vesting be less than three years (subject, to the extent provided by the Committee, to prorated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant’s death, Disability, Retirement, Change of Control or involuntary termination).

(c)
Effect of Termination of Employment or Provision of Services on Full Value Awards. The Committee shall determine the effect of termination of employment or termination of service on each Full Value Award, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)
any Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested (and exercisable, if applicable) on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)
a Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause shall be terminated effective as of the day immediately prior to the date of termination and all shares subject to the Full Value Award (whether or not then vested or distributable) shall be terminated effective as of the day immediately prior to the date of termination;

(iii)
any Full Value Award that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, the Participant’s being Disabled or Retirement and that has not vested on the date of termination (and all rights with respect thereto, such as dividends or dividend equivalents) shall be terminated effective as of the date of termination; and

(iv)
with respect to any Participant who is an employee of Huron or any Affiliate and who is in a position of corporate vice president, managing director or executive officer, any Full Value Award that is outstanding on the date on which such Participant’s employment with Huron and the Affiliates terminates due to Retirement shall continue to vest and be distributable in accordance with its terms as though the Participant had remained in the employ of Huron and the Affiliates provided that the Participant complies with the terms of the non-competition agreement and non-solicitation agreement in the form determined by Huron and signed by the Participant; provided further, however, that the foregoing provisions of this paragraph (iv) shall not apply with respect to any Full Value Award that is subject to Section 409A of the Code.

(d)
Leaves of Absence. Unless otherwise provided by the Committee, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Full Value Awards under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Full Value Awards under the Plan during any period of such leave of absence which exceeds 30 days.

(e)
Restrictions. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the grant or settlement of a Full Value Award or the payment or retention of a Cash Incentive Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

9.
Performance-Based Compensation. The Committee may designate any Full Value Award or a Cash Incentive Award granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. To the extent required by Section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following shall apply:

(a)
Establishment of Performance Criteria. The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.

(b)
Certification of Targets. A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)
Special Termination Rules. Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment with Huron and the Affiliates terminates because of death or the Participant’s being Disabled, or if a Change of Control occurs prior to the Participant’s termination date, the Participant’s Performance-Based Compensation may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation.

Nothing in this Section 9 shall preclude the Committee from granting Awards under the Plan, or the Committee, Huron or any Affiliate from granting any cash awards outside of the Plan, that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Awards by the Committee (other than a Stock Option or Stock Appreciation Right), the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 9 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of an Award, if any, that is not intended to constitute Performance-Based Compensation.

10.
Change of Control. Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that (a) a Participant is employed on the date of a Change of Control and the Participant’s employment or service, as applicable, is terminated by Huron or the successor to Huron (or a Related Company which is his or her employer) for reasons other than Cause within 12 months following the Change of Control, or (b) the Plan is terminated by Huron or its successor following a Change of Control without provision for the continuation of outstanding Awards hereunder, all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable and all other Awards shall become fully vested. If, (i) upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control)

or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this Section 10 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable, and (ii) if, in connection with a Change of Control, a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant’s employment immediately prior to the Change of Control, if the Participant does not accept the offer of employment and if, as a result, the Participant’s employment with Huron, the Affiliates and their respective successors is terminated, the Participant shall not be treated as having a termination of employment for purposes of this Section 10.

11.
Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer. Except for adjustments pursuant to Section 3(g), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.

12.	Limitations of Implied Rights.

(a)
No Right to Employment or Continued Service. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to Huron and the Affiliates or interfere in any way with the right of Huron and the Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of any Participant.

(b)
No Claim to Award. No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

(c)
No Right to Assets or Property. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate. Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.

13.	Securities Matters.

(a)
Compliance with Law. Notwithstanding anything herein to the contrary, Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan (or any crediting of shares to a person’s account via book-entry transfer) unless and until Huron is advised by its counsel (which may be Huron’s in-house counsel) that the issuance and delivery of such certificates (or crediting of such shares to an account) is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates (or crediting to an account) pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that, if applicable, such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)
Transfer of Shares. The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to Huron (which may be Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.
Withholding Taxes. All Awards and other payments under the Plan are subject to withholding of all applicable taxes. Whenever cash is to be paid pursuant to an Award, Huron and the Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, Huron and the Affiliates shall have the right to require the Participant to remit to Huron and the Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have Huron and the Affiliates withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee or through the surrender of shares of Common Stock which the Participant already owns; provided, however, that previously-owned shares of Common Stock that have been held by the Participant or shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact). Any shares used to satisfy the withholding obligation shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

15.
Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service.

16.
Amendment or Termination of the Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that approval of Huron’s stockholders shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the Incentive Stock Option regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement; provided, further, that the approval of Huron’s stockholders shall be required for any amendment that would increase the per Participant limit on Awards that may be granted to non-employee directors of Huron or any Affiliate set forth in Section 4(c)(ii). Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; (b) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (c) modify the requirements as to eligibility for participation in the Plan; or (d) be required under Section 7(e) of the Plan (relating to prohibitions on repricing and buy-backs).

Nothing in this Section 16 shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 4 and 5, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

17.	Transferability.

(a)
General. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind Huron unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b)
Family Members. Notwithstanding Section 17(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section 17(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to Huron, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all terms and conditions of the Plan.

(c)
Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

18.	Miscellaneous.

(a)
Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.

(b)
Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

(c)
Agreement. The Committee may require a Participant to enter into an Agreement evidencing the Award, which Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

(d)
Liability for Cash Payments. Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant. Any disputes relating to liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.

(e)
Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(f)	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

(g)	Expenses and Receipts. The expenses of the Plan shall be paid by Huron. Any proceeds received by Huron in connection with any Award may be used for general corporate purposes.

(h)	Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

(i)
No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.
Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

20.
Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron or an Affiliate operates or has employees.